Exhibit 10.1

SEPARATION AGREEMENT

AND RELEASE OF ALL CLAIMS

1.	This Separation Agreement and Release of All Claims (“Agreement”) is entered into between BioMarin Pharmaceutical Inc., including its officers, directors, managers, agents, and representatives (“Company”) and Fredric D. Price (“Employee”). The purpose of this Agreement is to amicably conclude the employment relationship between the parties and to resolve any dispute or potential dispute that may relate to Employee’s employment with the Company or the conclusion thereof.

2.	The Company and Employee acknowledge they are parties to an Amended and Restated Employment Agreement dated March 14, 2003 (“Employment Agreement”). This Agreement supercedes and is in complete satisfaction of any and all rights and obligations that may exist under the Employment Agreement. The Employment Agreement is terminated and has no continuing effect after the Effective Date (as defined herein) of this Agreement.

3.	Employee resigns from his employment as Chief Executive Officer and as a Member and Chairman of the Board of Directors of the Company (the “Board”) effective on the Termination Date.

4.	Employee’s termination date for all purposes will be August 12, 2004 (“Termination Date”).

5.	Employee will cooperate with reasonable requests for information, at no expense to the Company other than Employee’s third party miscellaneous costs, if any, that the Company may make from time to time through the Effective Date of this Agreement. Should assistance be requested by the Company after the Effective Date, the parties will mutually agree on the financial terms for such assistance.

6.	Company will continue Employee’s salary through the Termination Date. All salary earned through the Termination Date will be paid by the Company on the Termination Date. Appropriate payroll taxes will be deducted therefrom.

7.	Any and all payments by the Company included in this Agreement shall be paid by wire transfer to the same account that is currently used by Employee for automatic payment of salary. The Company will provide Employee, promptly after the Termination Date, a detailed schedule, with explanations, of all gross payments and deductions, including tax deductions.

8.	In partial exchange for the release and agreement described below, the Company agrees to pay Employee one million nine hundred seventeen thousand seventy-three and no/100 dollars ($1,917,073.00) in a lump sum (“Severance Payment”) on the day following the Effective Date of this Agreement. All appropriate taxes pertaining to the payment of the Severance Payment will be deducted from the Severance Payment.

9.	In partial exchange for the release and agreement described below, the Company agrees to cancel that certain promissory note dated June 26, 2001, in the principal amount of $860,000.00 made by Employee in favor of the Company (the “Note”) on the Effective

Date. The principal amount of the Note and all interest accrued thereon through the Termination Date, which principal and interest on the Termination Date total, in the aggregate, $982,927.00, will be reported to the IRS as income in 2004. All appropriate taxes pertaining to the cancellation of the principal and accrued interest under the Note will be deducted from Employee’s Severance Payment. The Company will, promptly after the Termination Date, deliver to Employee (i) the original copy of the Note marked “cancelled” and (ii) a Substitution of Trustee and Full Reconveyance of that certain Deed of Trust and Assignment of Rents (recorded with the Marin County Recorder as document no. 2001-0068474 on October 19, 2001) made by Employee in favor of Company in connection with the Note.

10.	Employee’s Medical and Dental insurance will continue to be provided by the Company through August 31, 2004. Thereafter, Employee may continue his Medical and Dental insurance benefits by making his own monthly COBRA health insurance continuation payments. The Company will provide Employee COBRA health insurance continuation information as required by law.

11.	Employee will receive a payment of $70,130.32 for all his accrued but unused vacation on the Termination Date.

12.	Employee will submit documentation to the Company for all his employment and Board of Director related expenses that are reimbursable under Company and Board policies by the Termination Date, with the exception of phone or other similar expenses, which are billed to Employee on a monthly basis and have not been billed for the period ending August 12, 2004; such phone or other similar expenses will be submitted promptly to the Company following receipt of the bill. The Company will pay Employee for all such expenses within five (5) business days of receipt of such documentation.

13.	Employee’s options granted pursuant to the BioMarin Pharmaceutical 1997 Stock Plan (the “Plan”) will continue to vest in accordance with the Plan through the Termination Date. On the Termination Date, all vesting shall cease. All vested options as of the Termination Date, which as of the Termination Date will total options for 842,970 shares of the Company’s Common Stock, may be exercised by Employee in accordance with the Plan for up to one year after the Termination Date. On the first anniversary of the Termination Date, all options which have vested as of the Termination Date but which are not exercised by such first anniversary in accordance with the Plan shall terminate and cease to be outstanding. All options which have not vested as of the Termination Date shall terminate and cease to be outstanding as of the Termination Date.

14.	All of the 39,285 shares of Common Stock of the Company issued to Employee as restricted shares shall vest on the Termination Date, regardless of the vesting schedule therefor, and shall be subject to the registration right set forth in Exhibit A, incorporated herein by reference, in accordance with the terms thereof. All appropriate taxes pertaining to the grant of such shares of Common Stock will be deducted from the Severance Payment.

15.	Employee will no longer be eligible to participate in the Company’s Medical, Dental or Life Insurance Plans, 401(k) Plan, Short or Long-Term Disability Plans, Educational Assistance Plan, Employee Stock Purchase Plan or other employee benefit plan(s) after the Termination Date. To the extent that the maximum amount of Company contributions to the 401(k) Plan for the year ending December 31, 2004 for Employee’s benefit have not been made, Company will make such contributions prior to the Termination Date.

16.	Employee will return all Company property in his possession including but not limited to computers, cell phones, data bases and files before the Effective Date of this Agreement with the exception of video conferencing equipment in Employee’s New York home, which will be sent back to the Company promptly when the Employee is at his New York home, on Saturday, August 14, 2004. Employee may retain his portable computer and cell phone at no cost. Employee will make his portable computer available to an employee designated by the Company to ensure that there are no Company files on the portable computer. The portable computer will be available to the Employee effective as of the close of business on August 12, 2004.

17.	On the Termination Date, Employee shall assume, at Employee’s expense, all of the Company’s obligations under that certain lease dated October 23, 2002, with BMW Financial Services for the lease of that certain vehicle, vehicle identification number WBAGH834XYDP08505.

18.	Employee understands and agrees that no other monies or benefits except those specifically referenced herein are owed or will be paid to Employee by the Company. Employee agrees that he will not seek from the Company any further compensation for any other claims, damages, costs, expenses, or attorneys fees.

19.	In consideration for the terms described herein, Employee, for Employee and Employee’s spouse, heirs, executors, representative and assigns, completely releases the Company and all of its successors and assigns, from any and all claims, actions, and causes of action, including those which Employee has or might have concerning Employee’s employment with Company or the termination of employment, up to the Effective Date of this Agreement. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged employment discrimination or other unlawful discriminatory acts, including claims under Title VII, the Fair Employment and Housing Act, the Americans with Disabilities Act, the California Labor Code, The New York Human Rights Act, New York Labor Law, the Employee Retirement Income Security Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act of 1990, any alleged tortious act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action.

20.	In consideration for the release and terms described above, the Company, its successors and assigns, completely releases Employee and all his successors and assigns, from any and all claims, actions and causes of action, including those which the Company has or might have concerning the employment relationship between the parties or the termination of employment, up to the Effective Date of this Agreement. All such claims are forever barred by this Agreement and without regard as to whether those claims are based upon any alleged breach of contract or covenant of good faith and fair dealing; any alleged tortious act resulting in physical injury, emotional distress, or damage to reputation or other damages; or any other claim or cause of action.

21.	The parties acknowledge that California Civil Code Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Being fully informed of this provision of the Civil Code, Employee and Company waive any rights under that section, and acknowledge that this Agreement extends to all claims Employee or Company have or might have against one another, whether known or unknown.

22.	This agreement shall be binding upon the parties to this Agreement and upon their heirs, administrators, representatives, executors and assigns. This Agreement is not assignable by Employee. Employee expressly warrants that he has not transferred to any person or entity any rights, causes of action or claims released in this Agreement.

23.	Employee agrees that he will not make negative comments about the Company’s employees, members of its board of directors, policies, practices, direction, finances, or philosophy. The Board members and Officers of the Company will not make negative comments about Employee’s performance while he was employed by the Company.

24.	Employee agrees that he will keep the fact, terms and amount of this Agreement completely confidential and will not disclose any information concerning this Agreement to anyone except Employee’s counsel, spouse, financial advisor or as required by law. Any violation of this provision will terminate the Company’s obligations under this Agreement. Similarly, the Company agrees to keep the fact, terms and amount of this Agreement completely confidential and that the Company will not disclose any information concerning this Agreement to anyone outside the Company except Company’s counsel and pertinent accounting and HR professionals. However, Company may make such disclosures as are required by law or as are necessary for legitimate business reasons, law enforcement or compliance purposes.

25.	Non-disclosure and Nonsolicitation.

(a)	Non-disclosure. Employee shall not either directly or indirectly, disclose or divulge to any other person, firm or corporation the names, addresses, preferences, prices being charged or any other confidential information concerning or relating to any of the former or existing suppliers, contractors, employees or customers of the Company, or any parent, affiliate or subsidiary of the Company (collectively, the “Customers”) with respect to the past, present or future business of the Company, or any parent, affiliate or subsidiary of the Company, or any secret, proprietary or confidential information concerning or relating to the past, present or future business of the Company, or any parent, affiliate or subsidiary of the Company (collectively, “Confidential Information”), and he will not divert or attempt to divert any of the Customers or do any act to impair, prejudice or destroy the goodwill of the Company with the Customers; provided, however, Confidential Information shall not include information which was known to the public prior to the date of communication thereof by the Company to Employee or which subsequently became known to the public other than through communication by Employee; provided, further, such Confidential Information shall include, but shall not be limited to:

(i)	information regarding the Company’s proprietary research, technology, trade secrets, patented processes, market studies and forecasts, competitive analyses, pricing policies, the substance of agreements with customers, suppliers and others, marketing arrangements, training programs and arrangements, and other information, written and oral, relating to the Company’s technology, systems and products not generally available to the public;

(ii)	information regarding the Company’s trademarks, trade names, service marks, or patents;

(iii)	the Company’s equipment, management, internal policies, and other activities relating to the conduct of the Company’s business; and

(iv)	other data, developments, research, trade secrets, methods or techniques used by the Company in the conduct of its business.

(b)	Ownership of Intellectual Property. Employee acknowledges and agrees that all intellectual property (including without limitation all ideas, concepts, inventions, plans, developments, software, data, configurations, materials (whether written or machine-readable), designs, drawings, illustrations and photographs, which may be protectable, in whole or in part, under any patent, copyright, trademark, trade secret or other intellectual property law), developed, created, conceived, made or reduced to practice during his employment with the Company which: (i) relate to the current, future or potential business of the Company or the parent; (ii) result from the duties or work performed by Employee; or (iii) are developed during working time or using the Company’s equipment, supplies, facilities, resources, materials or information, shall be the sole and exclusive property of the Company, and Employee shall and hereby does assign all right, title and interest in and to such intellectual property to the Company.

(c)	Nonsolicitation. Because Employee’s solicitation of the Customers of the Company, or any parent, affiliate or subsidiary of the Company, under certain circumstances would necessarily involve the use or disclosure of Confidential Information, Employee shall not, either directly or indirectly, for a period of one (1) year after the Termination Date: (i) call on, solicit or take away, or attempt to call on, solicit or take away, any past or present Customers of the Company, or any parent, affiliate or subsidiary of the Company; (ii) employ, hire or solicit the employment of any person employed by the Company as of the Termination Date of this agreement, or any parent, affiliate or subsidiary of the Company; except to the extent that Employee may employ or hire an employee of the Company as of the Termination Date who has resigned from the Company without involvement of the Employee, and where the Employee has not solicited such employment; (iii) do any act to impair, prejudice or destroy the goodwill of the Company, or any parent, affiliate or subsidiary of the Company, or to prejudice or impair the relationship or dealing between the Company, or any parent, affiliate or subsidiary of the Company, and the Customers; or (iv) assist any other person, firm or corporation in any such acts.

(d)	Return of Confidential Information. Promptly after the Termination Date, Employee will deliver to the Company or, at its written instruction, destroy all documents, data, drawings, manuals, letters, notes, reports, electronic mail, recordings, and copies thereof, in his possession or control.

(e)	Promise to Discuss Proposed Actions in Advance. To prevent the inevitable use or disclosure of trade secrets or Confidential Information, Employee promises that, before Employee discloses or uses information and before Employee commences employment, solicitations, or any other activity that would violate the terms of this Paragraph 25, Employee will discuss his proposed actions with the Board, which will advise Employee whether his proposed actions would violate this Paragraph 25.

(f)	Enforcement. Employee agrees that, notwithstanding any other Paragraph of this Agreement, if he violates any of the provisions of this Paragraph 25, the Company shall be entitled to, in addition to other remedies available to it, an injunction to be issued by any court of competent jurisdiction restraining Employee from committing or continuing any such violation, without the need to post any bond or for any other undertaking or prove the inadequacy of money damages.

26.	Should any provision of this Agreement be determined by any court to be wholly or partially illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected, and said illegal, unenforceable or invalid provisions shall be deemed not to be a part of this Agreement.

27.	The parties agree that this document contains their complete and final agreement and that there are no representations, statements, or agreements that have not been included within this document.

28.	The parties acknowledge that in signing this Agreement, they do not rely upon and have not relied upon any representation or statement made by any of the parties or their agents with respect to the subject matter, basis or effect of this Agreement, other than those specifically stated in this written Agreement.

29.	The parties agree that any dispute regarding the application and interpretation or alleged breach of this Agreement, other than violations of Paragraph 25, shall be subject to final and binding arbitration in San Francisco or Marin County, California before a neutral arbitrator selected by the parties from the list of proposed arbitrators referred by the JAMS/Endispute. The parties stipulate to the jurisdiction of the California Courts for all matters relating to the enforcement and/or interpretation of this Agreement.

30.	This Agreement is in full satisfaction of disputed claims and by entering into this Agreement, Company is in no way admitting liability of any sort. This Agreement, therefore, does not constitute an admission of liability of any kind.

31.	This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of California.

32.	Employee understands that:

a.	Employee has twenty one days in which to consider signing this Agreement;

b.	Employee should carefully read and fully understand all of the terms of the Agreement;

c.	Employee is, through this Agreement, releasing Company from any and all claims Employee may have against it;

d.	Employee is knowingly and voluntarily agreeing to all of the terms set forth in this Agreement;

e.	Employee knowingly and voluntarily intends to be legally bound by this Agreement;

f.	Employee was advised and hereby is advised in writing to consult with an attorney of Employee’s choice prior to signing this Agreement;

g.	Employee has a full seven (7) days following the signing of this Agreement to revoke it and Employee has been, and hereby is, advised in writing that this Agreement will not become effective or enforceable until that seven-day revocation period has expired and Employee has not revoked the Agreement (“Effective Date”).

Fredric D. Price

/s/ Fredric D Price	Date: 8/12/04

BioMarin Pharmaceutical Inc.

/s/ Franz L. Cristiani
By: Franz L. Cristiani, Director	Date: 8/12/04

Exhibit A

S-3 Registration Right

(a)	S-3 Registration Right.

(i)	If at any time that the Company is eligible to use Form S-3 or any successor form thereto under the Securities Act of 1933, as amended (the “Securities Act”), Employee may request that the Company effect a registration (an “S-3 Registration”) on Form S-3 or any successor form under the Securities Act that covers all or part of the Restricted Stock (as defined below) owned by Employee. Thereupon, the Company shall, as expeditiously as is possible, but in any event no later than thirty (30) days after receipt of a written request for an S-3 Registration, file with the Securities and Exchange Commission (the “Commission”) a registration statement (a “Registration Statement”) relating to all Restricted Stock which the Company has been so requested to register by Employee. The Company shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of (i) the thirtieth (30th) day following the date such registration statement is declared effective, and (ii) the date the Restricted Stock covered thereby has been sold. “Restricted Stock” means the Common Stock presently owned by Employee and any additional shares of Common Stock issued to Employee upon any stock split, stock dividend, recapitalization or other similar event, which in any case are not the subject of a registration statement of the Company’s securities; provided, however that Common Stock shall cease to be Restricted Stock when such Common Stock is sold pursuant to a registration statement filed under the Securities Act or pursuant to Rule 144 under the Securities Act. The right of Employee to request registration pursuant to this Exhibit A shall terminate on such date as all shares of Restricted Stock owned by Employee may immediately be sold under Rule 144 under the Securities Act.

(ii)	Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Exhibit A: (A) after the Company has effected one (1) registration pursuant to this Exhibit A, or (B) if the Company shall furnish to Employee a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company or its stockholders for a registration statement to be filed at such time. If the Company shall furnish such a certificate to Employee, then the Company’s obligation to use its best efforts to file a registration statement shall be deferred for a period of not more than sixty (60) days from the receipt of the request to file such registration statement by Employee.

(b)	Registration Procedures. If the Company is required by the provisions of Exhibit A(a) to use its best efforts to effect the registration of any of its securities under the Securities Act, the Company will, as expeditiously as possible:

(i)	Prepare and file with the Commission a Registration Statement with respect to such securities and use its best efforts to cause such Registration Statement promptly to become and remain effective for a period of time required for the disposition of such Restricted Stock by Employee but not to exceed 30 days;

(ii)	Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of or the expiration of 30 days; and

(iii)	Use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as Employee shall reasonably request, and to take any other action which may be reasonably necessary to enable Employee to consummate the disposition in such jurisdictions of the securities owned by Employee (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (iii) be obligated to do so).

(c)	Cooperation by Employee. It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Exhibit A in respect of the shares of Restricted Stock which are to be registered at the request of Employee that Employee shall furnish to the Company such information regarding the Restricted Stock held by Employee and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

(d)	Expenses. All expenses incurred in connection with the registration pursuant to Exhibit A(a) including all registration, filing and qualification fees, printers’ and accounting fees, fees of the National Association of Securities Dealers or listing fees, all fees and expenses of complying with state securities or blue sky laws, fees and disbursements of counsel for the Company shall be paid by the Company, except that Employee shall bear and pay the (i) underwriting commissions and discounts applicable to securities offered for his account in connection with any registrations, filings and qualifications made pursuant to this Exhibit A and (ii) any fees and expenses incurred in respect of counsel or other advisors to Employee.

(e)	Indemnification by the Company. The Company agrees to indemnify, protect and hold harmless, to the full extent permitted by law, Employee, any underwriter (as defined in the Securities Act), and each person or entity who controls any such underwriter (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses arising out of or based on any untrue or allegedly untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation or alleged violation by the Company of the Securities Act or the Exchange Act or securities act of any state or any rule or regulation thereunder applicable to the Company, except to the extent that the same are caused by or contained in any information furnished by or on behalf of Employee in writing to the Company expressly for use therein.

(f)	Indemnification by Employee. Employee agrees to indemnify, protect and hold harmless, to the full extent permitted by law, the Company, its directors, employees, agents, officers, and affiliates, any underwriter (as defined in the Securities Act), and each person or entity who controls the Company or underwriter (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based on any untrue or allegedly untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission is caused by or contained in any information included therein in conformity with information furnished by or on behalf of Employee in writing to the Company expressly for use therein. In no event shall the liability of Employee hereunder be greater in amount than the dollar amount of the proceeds (net of underwriting discounts and commissions) received by Employee upon the sale of the Restricted Stock giving rise to such indemnification obligation.

(g)	Indemnification Procedure. Any person or entity entitled to indemnification hereunder (a “Covered Person”) agrees to give prompt written notice to the indemnifying party after the receipt by such Covered Person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such Covered Person is entitled to claim indemnification or contribution pursuant to this Exhibit A, but the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent the indemnifying party has been materially prejudiced with respect to its ability to defend against such claim as a consequence of such failure to give notice. Unless a conflict of interest may exist between such Covered Person and the indemnifying party with respect to such claim, the Covered Person shall permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such Covered Person. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses with respect to such claim of more than one counsel (and, if necessary, for one local counsel to advise solely on matters related to local civil court procedures or state securities or blue sky law matters related to the claim) for the Covered Person with respect to which a claim has been asserted (which fees and expenses will be paid as they are billed to the Covered Person) unless a conflict of interest may exist between such Covered Person and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as shall be necessary to eliminate such conflicts in connection with the representation of indemnified parties.

(h)	Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Exhibit A is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and Employee shall contribute to the losses, claims, damages, liabilities and expenses described herein in such proportion as is appropriate to reflect the relative fault of the Company and Employee in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and Employee shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Employee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Employee agree that it would not be just and equitable if contribution pursuant to this Exhibit A(h) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Exhibit A(h). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by a party entitled to indemnification and referred to above in this Exhibit A(h) shall be deemed to include any legal or other expenses reasonably incurred by such party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Exhibit A(h), Employee shall not be required to contribute any amount in excess of the net proceeds received by it in connection with the offering of Restricted Stock with respect to which the losses relate. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.